UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 22, 2010


                           TAMANDARE EXPLORATIONS INC.
             (Exact name of registrant as specified in its charter)

           Nevada                    333-150419                26-1434750
(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)          Identification Number)


         23046 Avenida de la Carlota, Suite 600, Laguna Hills, CA 92653
               (Address of principal executive offices) (zip code)

                                  (800) 849-7894
              (Registrant's telephone number, including area code)

          15 Fort York Blvd., Suite 4511, Toronto, ON, M5V 3Y4, Canada
                 (Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On November 22, 2010, in a private transaction, David J. Moss purchases 3,000,000 shares of the company's common stock from Roger Gebert, a former officer and director of the Company. Mr. Moss paid Mr. Gebert $1,500 for the shares, or $0.0005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 22, 2010, Mark Lawson resigned as an officer and director of the Company. Additionally, effective November 22, 2010, David J. Moss was appointed as President, Secretary, Treasurer, Chief Financial Officer, Chief Executive Officer and a Director of the Company.

There are no understandings or arrangements between Mr. Moss and any other person pursuant to which he was appointed CEO and Director. Mr. Moss presently does not serve on any Company committee. Mr. Moss does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Moss has never entered into a transaction, nor are there any proposed transactions, between Mr. Moss and the Company.

MR. DAVID J. MOSS is a Director of Pegasi Energy Resources Corporation (OTCBB:
PGSI) since May 2007 and was responsible for their initial capital raise and public listing. He also is an investor and sits on the Board of Managers of Sorteo Games LLC since October of 2008 when he led the management group to buy the business. Mr. Moss has acquired, founded, invested and taken public various companies in a variety of industries since 1995. Most recently he founded Energi Management and Energi Drilling Partners in June of 2010 to enable investors to invest alongside experienced oil and gas operators in large oil and gas drilling projects. Mr. Moss also acquired Digital Orchid, Inc. and renamed the company Sorteo Games, LLC. Sorteo operates the only government regulated revenue generating mobile national lottery systems and is a provider of server-based wireless, Web and electronic lottery systems. He also was instrumental in the purchase and restructuring of Mirapoint Software, Inc. of which he is an owner. Mirapoint is the first appliance-based email provider serving over 120 million corporate email accounts. Recently Mirapoint was sold to Critical Path, a portfolio company of General Atlantic Partners. Prior to 2005, he served as Managing Director, Corporate Finance, for Jesup Lamont Securities, where he advised companies on corporate strategy, financings, and business development. He holds an MBA from Rice University and a B.A. in Economics from the University of California, San Diego.
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TAMANDARE EXPLORATIONS INC.


Dated: November 24, 2010                 By: /s/ David J. Moss
                                             -----------------------------------
                                         Name:  David J. Moss
                                         Title: President


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